Worthington Enterprises Declares Quarterly Dividend;

Charles Chiappone Joins Board of Directors

COLUMBUS, OHIO (December 16, 2025) – The Worthington Enterprises Inc. (NYSE: WOR) Board of Directors today declared a quarterly dividend of $0.19 per share. The dividend is payable on March 27, 2026, to shareholders of record on March 13, 2026. The company has paid a quarterly dividend since its initial public offering in 1968.

The board of directors also appointed Charles (Charlie) Chiappone as its newest member effective immediately. Chiappone retired from Armstrong World Industries Inc. in 2022 as senior vice president of the Ceiling and Wall Solutions business. Previously, he served as chief executive officer of Worthington Armstrong Venture (WAVE), which is the suspended ceiling systems joint venture between Worthington Enterprises and Armstrong, and president and chief executive officer of global plastics manufacturer Alloy Polymers. He is a veteran of the United States Marine Corps.

John Blystone, chairman of the board, Worthington Enterprises, said, “We are pleased to welcome Charlie to the Worthington Enterprises board. In addition to his familiarity with our business and culture from his time with Armstrong and WAVE, he brings highly respected perspectives on innovation, transformation and M&A that will help inform our growth strategies as we create value for our shareholders.”

Worthington Enterprises, a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences, will hold its quarterly earnings conference call tomorrow, December 17 at 8:30 a.m. ET. The company will discuss its fiscal second quarter results, which will be released later today after the market closes.

Please click here to register for tomorrow's live audio webcast or visit IR.worthingtonenterprises.com. For those unable to listen live, a replay will be available in the Investors section of the company’s website approximately two hours after the completion of the call and will be archived for one year.

LIVE CONFERENCE CALL DETAILS

Date: Wednesday, December 17, 2025

Webcast Link: https://events.q4inc.com/attendee/307975816

Starting Time: 8:30 a.m. ET

Conference ID: 1777337

Domestic Participants: 888-330-3567

About Worthington Enterprises

Worthington Enterprises (NYSE: WOR) is a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences. The company operates with two primary business segments: Building Products and Consumer Products. The Building Products segment includes heating and cooling, cooking, construction and water solutions, and building systems including HVAC components, architectural and acoustical grid ceilings and metal framing and accessories. The Consumer Products segment provides solutions for the tools, outdoor living and celebrations categories. Product brands within the Worthington Enterprises portfolio include Balloon Time®, Bernzomatic®, Coleman® (propane cylinders), CoMet®, Elgen, Garden Weasel®, General®, HALO™, Hawkeye™, LEVEL5 Tools®, Mag Torch®, NEXI™, Pactool International®, PowerCore™, Ragasco®, Well-X-Trol® and XLite™, among others.

Headquartered in Columbus, Ohio, Worthington Enterprises and its joint ventures employ approximately 6,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Forward-Looking Statements

Statements by Worthington Enterprises that are not limited to historical information constitute “forward-looking statements” under federal securities laws. Forward-looking statements are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from those expected by Worthington Enterprises. Readers should evaluate forward-looking statements in the context of such risks, uncertainties and other factors, many of which are described in Worthington Enterprises’ filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements are qualified by the cautionary statements included in Worthington Enterprises’ SEC filings and other public communications. This press release speaks only as of the date hereof. Worthington Enterprises does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

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